UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       The 2023 annual meeting of stockholders (the “2023 Annual Meeting”) of XPO, Inc. (the “Company”) was held on May 17, 2023.

(b)       At the 2023 Annual Meeting, the stockholders voted to (1) elect each of the Company’s nominees for director; (2) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and (3) reject the advisory vote on the Company’s executive compensation.

1. Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brad Jacobs	92,799,679	4,755,320	50,089	9,114,824
Jason Aiken	97,215,559	328,346	61,183	9,114,824
Bella Allaire	97,335,100	213,640	56,348	9,114,824
Wes Frye	97,363,185	181,439	60,464	9,114,824
Mario Harik	97,239,047	308,605	57,436	9,114,824
Michael Jesselson	96,620,846	925,576	58,666	9,114,824
Allison Landry	91,436,074	6,112,398	56,616	9,114,824
Irene Moshouris	94,457,868	3,091,398	55,822	9,114,824
Johnny C. Taylor, Jr.	89,975,628	7,567,122	62,338	9,114,824

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023:

Votes For	106,298,019
Votes Against	355,358
Abstentions	66,535
Broker Non-Votes	0

3. Advisory vote on executive compensation:

Votes For	47,745,653
Votes Against	49,764,974
Abstentions	94,461
Broker Non-Votes	9,114,824

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	XPO, INC.

	By:	/s/ Wendy Cassity
Wendy Cassity
Chief Legal Officer and Corporate Secretary